Prospectus Supplement (To Prospectus dated December 3, 2014)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-200107

BLUE EARTH, INC.

8,000,000 Shares of Common Stock

Series A Warrants to Purchase 8,000,000 Shares of Common Stock

Series B Warrants to Purchase 7,967,211 Shares of Common Stock

Series C Warrants to Purchase 2,000,000 Shares of Common Stock

_________________________

We are offering up to 8,000,000 shares of our common stock and warrants to purchase up to an aggregate of 17,967,211 shares of our common stock in this offering (and the shares of common stock issuable from time to time upon exercise of these warrants). The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a Series A warrant to purchase one share of common stock at an exercise price of $0.83 per share of common stock. The Series A warrants will be exercisable beginning on the six-month anniversary of original issuance and ending on the fifth anniversary of the initial exercise date.  The purchasers in this offering will receive an over-allotment option consisting of Series B warrants exercisable for six (6) months from the closing of this offering, to purchase up to an aggregate of 7,967,211 shares of common stock at $0.50 per share and redeemable at the Company’s election in the event the Company’s common stock trades in excess of a volume weighted average price of $0.75 per share for ten (10) consecutive trading days. An aggregate of 2,000,000 Series C warrants exercisable at $0.65 per share will be included in the units issued to purchasers and shall vest only in the event the purchasers are able to sell or transfer all 8,000,000 shares of common stock included in the units, at a price of at least $0.65 per share by 4:00 PM (EST) on October 23, 2015. In the event the Series C warrants are vested, then all Series A warrants and Series B warrants shall not vest and shall be forfeited. Each unit will be sold at a negotiated price of $0.50  per unit. The shares of common stock and warrants will be issued separately, but can only be purchased together in this offering.

Units will not be issued or certificated. Our common stock is listed on the Nasdaq Capital Market under the symbol “BBLU.” On October 19, 2015, the closing price of our common stock was $0.63 per share.

Investment in our common stock involves risks. See “Risk Factors” on page S-3 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors which should be considered before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Chardan Capital Markets, LLC to act as exclusive placement agent and Maxim Group LLC, to act as our financial advisor in connection with the arrangement of this transaction. We have agreed to pay the placement agent and financial advisor the placement agent fees set forth in the table below, which assumes that we sell all of the units we are offering. The placement agent is not required to arrange for the sale of any specific number of units or dollar amount, but will use their “reasonable best efforts” to arrange for the sale of the units.

		Maximum
		Offering
	Per Unit	Amount
Offering price	$0.50	$4,000,000
Placement agent fees (1)	$0.04	$320,000
Proceeds, before expenses, to us	$0.46	$3,680,000

(1)

The placement agent will receive a fee equal to 8% of the aggregate gross proceeds of this offering, of which Chardan Capital will pay Maxim Group 3%.  We have agreed to reimburse the placement agent for its expenses up to an amount equal to $25,000. In addition, we have agreed to pay the placement agent a cash fee equal to 5% of the gross proceeds received during the next 12 months from parties introduced by the placement agent.  See “Plan of Distribution” on page S-8 of this prospectus supplement for more information regarding these arrangements

We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $50,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the placement agent fees and net proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth above.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about October 20, 2015.

Chardan Capital Markets, LLC

The date of this prospectus supplement is October 20, 2015

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TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or any accompanying prospectus in connection with the offer made by this prospectus supplement or any accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Blue Earth, Inc. or any such person. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Blue Earth, Inc. since the date hereof. This prospectus supplement or any accompanying prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any other offering material and the documents incorporated into each by reference include important information about us, the shares of our common stock being offered and other information you should know before investing.  The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using shelf registration rules. Under the shelf registration rules, using this prospectus supplement and the accompanying prospectus, we may sell from time to time common stock, preferred stock, warrants, subscription rights, units or any combination thereof, in one or more offerings.  You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in shares of our common stock.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any other offering material we or the placement agent provide. We have not, and the placement agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the placement agent are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, in this prospectus supplement, “company,” “we,” “us,” “our” and “ours” refer to Blue Earth, Inc. and its subsidiaries on a combined basis.

“FORWARD-LOOKING” INFORMATION

The information included or incorporation by reference into the prospectus and this prospectus supplement contains statements that the Company believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are generally identifiable by use of the words "may," "will," "should," "expect," "plan," "anticipate," "believe," "feel," "confident," "estimate," "intend," "predict,"  "forecast," "potential" or "continue" or the negative of such terms or other variations on these words or comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks described under "Risk Factors" that may cause the Company's or its industry's actual results, levels of activity, performance or achievements to be materially different from  any  future  results,  levels  of  activity,  performance  or  achievements  expressed  or  implied  by  such  forward-looking statements.   In addition  to the risks described  in Risk Factors,  important  factors  to consider  and evaluate  in such forward-looking  statements  include: (i) the Company’s ability to raise funds in addition to this offering to meet its working capital needs, repay outstanding indebtedness and execute its business plan; (ii) the Company’s ability to satisfy Nasdaq maintenance requirements and avoid delisting of its securities; (iii) general  economic  conditions  and changes  in the external  competitive  market  factors  which might  impact  the Company's  results  of operations;  (iv) unanticipated working  capital  or other cash requirements  including those created by the failure of the Company to adequately anticipate the costs associated with acquisitions and other critical activities; (v) changes in the Company's corporate strategy or an inability to execute its strategy due to unanticipated changes;

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(vi) the inability or failure of the Company's management  to devote sufficient time and energy to the Company's business; (vii) the failure of the Company to complete any or all of the transactions described herein on the terms and times currently contemplated; (viii) competitive factors in the industries in which we compete; (ix) changes in tax requirements (including tax rate  changes,  new  tax  laws  and  revised  tax  law  interpretations);   and  (x)  other  capital  market  conditions,  including availability of funding sources. In light of these risks and uncertainties, many of which are described in greater detail elsewhere under Risk Factors, there can be no assurance that the forward-looking  statements  contained  in this report will in fact transpire.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements.

We urge you to consider these factors before investing in our common stock. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document. We undertake no obligation to publicly revise any forward-looking statements or cautionary factors except as required by law. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2014, which are incorporated by reference into this prospectus supplement, as the same maybe updated from time to time by our future periodic reports filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

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PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our common stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein by reference, which are described under “Where you can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Our Company

We are a comprehensive provider  of alternative/renewable power generation solutions for small and medium sized commercial facilities and industrial facilities. We  also own,  manage and operate independent  power  generation  systems  constructed  in conjunction  with  these services.  We have expanded our comprehensive power generation solutions offerings through strategic acquisitions of companies that have been providing power generation solutions to an established customer base or have developed a proprietary technology that can be utilized by our customers to improve equipment reliability, reduce maintenance costs and provide a better overall operating environment. The acquired companies’ operational activities are being conducted through the following five business units: Blue Earth Solar; Blue Earth CHP; Blue Earth PPS; Blue Earth Capital and Blue Earth EPS. Blue Earth EPS and Blue Earth PPS are part of the Technology operating segment.  Blue Earth Solar and Blue Earth CHP are part of the Construction operating segment.  As heat and power sales come online from facilities owned and built by the Company’s Blue Earth CHP and Blue Earth Solar business  units, a third operating segment has been introduced called Heat and Power Production.  The primary strategic objective for the respective business units is to provide services which establish and build brand awareness about the comprehensive alternative/renewable power generation solutions provided by the Company to its existing and future customers.

Our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequently filed Form 10-Q for the six months ended June 30, 2015, as last amended on October 15, 2015 provide additional information about our business, operations and financial condition.

Risk Factors

An investment in our common stock involves risk. Before deciding whether to enroll and participate in this offering, you should carefully consider the risk factors on page S-3 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Corporate Information

We are a Nevada corporation and our corporate headquarters is located at 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052.  Our telephone number is (702) 263-1808. Our Internet website address is www.blueearchinc.com. We do not incorporate the information on our website into the prospectus or this prospectus supplement, and you should not consider it part of the prospectus or this prospectus supplement.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	Blue Earth, Inc.

Common stock offered by us	8,000,000 shares.

Common stock to be outstanding after this offering(1)	103,168,745 shares.

Warrants offered by us

Series A warrants to purchase 8,000,000 shares of common stock will be offered in this offering as part of the units sold with the common stock. The Series A warrants will be exercisable during the period commencing six months after the date of original issuance and ending 5 years from the initial date that the warrants become exercisable, with the exercise price being $0.83 per share of common stock.

Series B warrants to purchase 7,967,211 shares of common stock, exercisable at $0.50 per share for six (6) months from the original date of issuance to cover over-allotments will be issued and are redeemable by the Company if the Company’s common stock trade in excess of a volume weighted average price (VWAP) of $0.75 per share for ten (10) consecutive trading days.

Series C warrants to purchase 2,000,000 shares of common stock exercisable at $0.65 per share for five (5) years and shall vest only in the event the purchasers are able to sell or transfer all 8,000,000 shares of common stock included in the units, at a price of at least $0.65 per share by 4:00 PM (EST) on October 23, 2015.  In the event the Series C warrants are vested, then all Series A warrants and Series B warrants shall not vest and shall be forfeited.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

NASDAQ Capital Market symbol	BBLU

Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, supporting our working capital needs, subject to certain limitations. See “Use of Proceeds.”

Risk factors

See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

(1)

The number of shares outstanding after this offering is based on 95,168,745 shares of common stock outstanding as of October 15, 2015. The number of shares of common stock to be outstanding after this offering excludes the following as of October 15, 2015: (i) 3,286,687 shares of common stock issuable upon the exercise of outstanding employee stock options; (ii) 5,255,313 shares of common stock available for future stock award grants under the Company’s 2009 Stock Incentive Plan, as amended; (iii) up to 2,500,000 shares of common stock issuable upon conversion of Series D Preferred Stock; (iv) a an option issued to Jackson Investment Group LLC (“JIG”)  to purchase 10,000,000 shares of common stock at $1.02 per share exercisable until March 10, 2015; (v) Class B Warrants exercisable at $6.00 per share to purchase 8,851,654 shares of common stock and an equal number of Class C Warrants to purchase an equal number of shares of common stock; (vi) 10,142,167 shares of common stock subject to outstanding warrants including 2,300,000 held by JIG; and (vii) up to 17,967,211 shares of common stock issuable upon exercise of warrants offered hereby.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the specific risks, cautionary statements and other information, described below, as well as the risks described in our annual report on Form 10-K for the year ended December 31, 2014, as amended. Any of the risks we describe below or in the information incorporated herein by reference, as the same may be updated from time to time by our filings under the Exchange Act, could cause our business, financial condition, or operating results to suffer. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, or operating results. Some of the statements in this section of the prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus entitled “Forward-Looking Information.”

Risks Related to the Offering

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by stockholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions, but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. During the period from January 1, 2014 to September 30, 2015, our common stock fluctuated from a high of $3.77 per share to a low of $0.68 per share. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by existing stockholders, including of shares purchased in this offering, whether in the market or in subsequent public offerings.  The Form S-3 registration statement (No. 333-200107) of which this prospectus forms a part, registered $50 million of securities, $3,333,334 of which has been issued prior to this offering.  An aggregate of 20,230,038 shares of Common Stock are registered for resale by selling shareholders on Registration Statement No. 333-202973.  An aggregate of 32,311,015 shares of Common Stock are registered for resale by selling shareholders on Registration Statement No. 333-189937.  Stock markets in general may experience extreme volatility that is unrelated to the operating performance of listed companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results.

As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.  Like many publicly-traded companies, the Company is currently the defendant in a securities class action to which it attributes volatility in the common stock and is vigorously defending this lawsuit.  See “Legal Proceedings” in our Quarterly Report on Form 10-Q/A for the period ended June 30, 2015.

We have broad discretion as to the use of the net proceeds we receive from this offering and may not use them effectively.

We will retain broad discretion to use the net proceeds from this offering.  Accordingly, you will have to rely upon the judgment of our management with respect to the use of those net proceeds. Our management may spend a portion or all of the net proceeds we receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business.  See “Use of Proceeds.”

Purchasers will not suffer dilution as a result of this offering.

Purchasers of shares of our common stock offered by this prospectus will not suffer dilution of their investment in view of the offering price as compared with our net tangible book value.  Purchasers in this offering will pay less than the net tangible book value of the common stock.

Our stockholders may experience further dilution if we issue additional shares of common stock in the future.

Any additional future issuances of common stock by us will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in such future issuances. In most circumstances stockholders will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of an additional offering of our common stock and the value of our assets, our stockholders may experience dilution in both the book value and fair value of their shares.

There may be future sales or other dilution of our equity which may adversely affect the market price of our common stock.

Except as described under “Plan of Distribution,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We are offering 8,000,000 shares of common stock, 8,000,000 shares of common stock issuable upon the exercise of Series A warrants and up to 7,967,211 shares of common stock issuable upon exercise of Series B warrants to cover over-allotments. An aggregate of 2,000,000 Series C warrants exercisable at $0.65 per share will be issued and shall vest only in the event the purchasers are able to sell or transfer all 8,000,000 shares of common stock included in the units offered hereby, at a price of at least $0.65 per share by 4:00 PM (EST) on October 23, 2015.  In the event the Series C warrants are vested, then all Series A warrants and Series B warrants shall not vest and shall be forfeited. The issuance of additional shares of our common stock in this offering or other issuances of our common stock or convertible or other equity linked securities, including options and warrants, or otherwise, in connection with capital raising transactions, as payment of the consideration for acquisitions or for employee compensation or other purposes will dilute the ownership interest of our common stockholders.

As of October 15, 2015, we had 95,168,745 outstanding shares of common stock, which excludes the following as of October 15, 2015:  (i) 6,386,687 shares of common stock issuable upon the exercise of outstanding employee stock options; (ii) 5,255,313 shares of common stock available for future stock award grants under the Company’s 2009 Stock Incentive Plan, as amended; (iii) up to 2,500,000 shares of common stock issuable upon conversion of Series D Preferred Stock; (iv) an option held by Jackson Investment Group, LLC (“JIG”) to purchase 10,000,000 shares of common stock at $1.02 per share; (v) Class B Warrants exercisable at $6.00 per share to purchase 8,851,654 shares of common stock and an equal number of Class C Warrants to purchase an equal number of shares of common stock; and (vi) 10,142,167 shares of common stock subject to outstanding warrants including 2,300,000 held by JIG.  An additional 17,967,211 shares of common stock are issuable upon exercise of warrants offered hereby.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

We are not currently paying dividends and will likely continue not paying dividends for the foreseeable future.

We have never paid or declared any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future.  Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions and other factors that our board of directors deems relevant.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or automated quotation system. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as shareholders until such holders exercise their warrants.

Until you acquire shares upon exercise of your warrants, you will have no rights as shareholders with respect to the shares underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of units in this offering will be approximately $3,630,000, assuming that we sell the maximum number of units we are offering pursuant to this prospectus supplement, after deducting placement agent discounts, commissions and expenses and our estimated expenses related to the offering.  There can be no assurance that any warrants offered hereby will be exercised.  Exercise in full of the Series A warrants at $0.83 per share would result in gross proceeds of $6,640,000. Exercise in full of the over-allotment option consisting of up to 7,967,211 Series B warrants to purchase an equal number of shares of common stock will result in gross proceeds of $3,983,606. In the alternative, exercise of the Series C warrants at $0.65 per share would result in gross proceeds of $1,300,000. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual number of units sold, placement agent fees and proceeds to us are not presently determinable.

We intend to use the net proceeds from the sale of our common stock for general corporate purposes, which may include supporting our working capital needs, provided that the securities purchase agreement with the purchaser provides that we may not use the proceeds (i) for the payment of debt (other than trade payables) in the ordinary course of the Company’s business and prior practices, a bridge loan in the amount of $310,000 from G. Robert Powell, Chief Executive Officer and scheduled payments to TCA Global Credit Master Fund L.P.), (ii) for the redemption of any Common Stock or Common Stock Equivalents, (iii) for the settlement of any outstanding litigation other than Hawaii Solar or any other settlement publicly disclosed previously, or (d) in violation of FCPA or OFAC regulations.

COMMON STOCK PRICE RANGE AND DIVIDENDS

Year Ending December 31, 2015	High	Low
January 1, 2015 through March 31, 2015	$1.39	$0.87
April 1, 2015 through June 30, 2015	$1.53	$0.87
July 1, 2015 through September 30, 2015	$1.02	$0.68

Year Ended December 31, 2014	High	Low
January 1, 2014 through March 31, 2014	$3.60	$2.48
April 1, 2014 through June30, 2014	$3.10	$2.09
July 1, 2014 through September 30, 2014	$3.77	$2.30
October 1, 2014 through December 31, 2014	$3.56	$.775

Year Ended December 31, 2013	High	Low
October 1, 2013 through December 31, 2013	$3.44	$1.75
July 1, 2013 through September 30, 2013	$3.50	$2.47
April 1, 2013 through June 30, 2013	$3.74	$1.10
January 1, 2013 through March 31, 2013	$1.27	$0.89

The last reported sales price of our common stock on NASDAQ on October 19, 2015, was $0.63 per share.  There were 151 holders of record of our common stock on June 26, 2015.

Dividend Policy

We have not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future.  The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant.

DESCRIPTION OF SECURITIES

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, as amended, which are incorporated by reference herein. See “Where You Can Find More Information.”

In this offering, we are offering a maximum of 8,000,000 units, each consisting of (i) one share of our common stock and (ii) one Series A warrant to purchase one share of our common stock at an exercise price of $0.83 per share.  The purchasers in this offering will receive an over-allotment option consisting of Series B warrants to purchase up to an aggregate of 7,967,211 shares of common stock at $0.50 per share, as described below.

An aggregate of 2,000,000 Series C warrants exercisable at $0.65 per share will be included in the units issued to purchasers and shall vest only in the event the purchasers are able to sell or transfer all 8,000,000 shares of common stock included in the units, at a price of at least $0.65 per share by 4:00 PM (EST) on October 23, 2015.  In the event the Series C warrants are vested, then all Series A warrants and Series B warrants shall not vest and shall be forfeited.

Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately, but can only be purchased together as a Unit. This prospectus supplement also relates to the offering of shares of our common stock issuable upon exercise, if any, of the warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Securities to be Registered - Common Stock” starting on page 11 of the accompanying prospectus.

Warrants

The material terms and provisions of our warrants are described under the caption “Description of Securities to be Registered - Description of Warrants” starting on page 23 of the accompanying prospectus.

The following is a brief summary of the material terms of the warrants offered hereby and is subject in all respects to the provisions contained in the warrants.

Form.  The form of warrants offered hereby was filed with a Current Report on Form 8-K for October 16, 2015, filed on October 16, 2015 and reference is made thereto for a complete description of the warrants.

Series A Warrants

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the Series A warrants is $0.83 per share of common stock being purchased. If we, at any time while the Series A warrants are outstanding, pay a stock dividend on our common stock or otherwise make a distribution on any class of capital stock that is payable in shares of our common stock (not including shares issuable upon the exercise of Series A warrants), subdivide outstanding shares of our common stock into a larger number of shares or combine the outstanding shares of our common stock into a smaller number of shares, then, the number, class and type of shares available under the Series A warrants and the exercise price will be correspondingly adjusted to give the holder of the Series A warrants, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the Series A warrants been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.  In addition, if the Company issues to the holders of the common stock the right to purchase additional shares, the holder of Series A warrants shall be entitled to acquire the same purchase rights he would have had if the holder had previously exercised the Series A warrant.

Exercisability. Holders may exercise the Series A warrants beginning on the date that is six months after the date of original issuance and at any time up to the date that is 5 years from the initial date that the Series A warrants become exercisable.

Cashless Exercise. If, but only if, during the Series A warrant exercisability period there is no effective registration statement and the fair market value of our common stock exceeds the exercise price of the Series A warrants, the holder is permitted to effect a cashless exercise of the Series A warrants (in whole or in part) by having the holder surrendering the Series A warrants to us, together with delivery to us of a duly executed exercise notice, canceling a portion of the Series A warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.  In the event warrant shares are issued in the cashless exercise, the warrant shares shall take on the registered characteristics of the warrants exercised, in accordance with Section 3(a)(9) of the Securities Act.

Transferability. The Series A warrants may be transferred at the option of the warrant holder upon surrender of the Series A warrants with the appropriate instruments of transfer.

Exchange Listing. We do not plan on making an application to list the warrants on the Nasdaq Capital Market, any national securities exchange or other nationally recognized trading system.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holders of the Series A warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series A warrants.

Fundamental Transactions.  While the Series A warrants are outstanding, if we (i) effect any merger or consolidation with or into another person, (ii) effect any sale or otherwise dispose of all or substantially all of our assets in one or a series of related transactions, (iii) complete any tender offer or exchange offer pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, and which has been accepted by 50% or more of the outstanding Common Stock, (iv) we effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, completes a stock purchase agreement or other business combination where the other party acquires more than 50% of the Company’s outstanding Common Stock, then the warrant will become the right thereafter to receive, upon exercise, the same amount and kind of securities, cash or property as the holder would have been entitled to receive upon the occurrence of such extraordinary transaction if it had been, immediately prior to such extraordinary transaction, the holder of the number of shares then issuable upon exercise in full of the relevant warrant in lieu of common stock. In addition, the holders of the Series A warrants will have the right  to require us or our successor, to repurchase the warrants at their then-current Black-Scholes option value exercisable solely within 30 days of the closing of a Fundamental Transaction (as defined).

Limits on Exercise of Warrants. Except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the Series A warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise; provided, however, that the holder may not increase this limitation at any time in excess of 9.99%.

Series B Warrants.  All of the above-described terms of the Series A warrants apply in the same manner to the Series B warrants, except as set forth herein.

Exercise Price.  The exercise price per share of common stock purchasable upon exercise of the Series B warrants pursuant to exercise of the over-allotment option is $0.50 per share.

Exercisability.  Holders may exercise the Series B warrants beginning on the date of original issuance and at any time thereafter for six months from the date of original issuance.

Redemption.  The Company may call for redemption the Series B warrants for a consideration equal to $.001 per warrant share solely in the event the VWAP for the Company’s common stock exceeds $0.75 per share for ten (10) consecutive trading days provided the registration statement of which this prospectus is a part is then effective.  The holders of Series B warrants shall have six months from when the call notice is received to exercise the Series B warrants.

Series C Warrants.  All of the above-described terms of the Series A warrants apply in the same manner to the Series C warrants, except as set forth herein.

Exercise Price.  The exercise price per share of common stock purchasable upon exercise of the Series C warrants is $0.65 per share.

Exercisability.  Holders may exercise the Series C warrants only in the event the purchasers are able to sell or transfer all 8,000,000 shares of common stock included in the units, at a price of at least $0.65 per share by 4:00 PM (EST) on October 23, 2015.  In the event the Series C warrants are vested, then all Series A warrants and Series B warrants shall not vest and shall be forfeited.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement between us and Chardan Capital Markets, LLC (“Chardan Capital”) we have engaged Chardan Capital as our exclusive placement agent to solicit offers to purchase the units in this offering.  Under the same agreement, we have engaged Maxim Group LLC as financial advisor.  The placement agent is not purchasing or selling any of the units we are offering, and it is not required to arrange the purchase or sale of any specific number of units or dollar amount, but it has agreed to use commercially reasonable efforts to arrange for the sale of the units. The placement agent may retain sub-agents and selected dealers in connection with this offering.

The placement agent proposes to arrange for the sale of the units we are offering pursuant to this prospectus supplement to one or more investors through securities purchase agreements directly between the purchasers and us. All of the units will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with Chardan Capital and prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the units we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We anticipate that the sale of the units will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

•

we will receive funds in the amount of the aggregate purchase price;

•

Chardan Capital, as placement agent, will receive the placement agent fees in accordance with the terms of the placement agency agreement; and

•

we will deliver the shares and warrants to the investors.

In connection with this offering, the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the placement agent cash fees equal to (i) eight percent (8%) of the gross proceeds from the sale of the units in this offering of which Chardan Capital will pay Maxim Group three (3%) percent as financial advisor.  We have also agreed to reimburse Chardan Capital for its expenses in connection with this offering up to $25,000. In addition, we have agreed to pay a cash fee equal to five percent (5%) of the gross proceeds from the sale of any securities to any purchaser in this offering or a specified party that was introduced to us by the placement agent during the twelve (12) months following the sale of units in this offering. The following table shows the per share and total placement agent fee we will pay to the placement agent in connection with the sale of the units, assuming the purchase of all of the units we are offering.

Per unit	$0.04
Total	$320,000

We currently anticipate that the sale of the units offered by this prospectus supplement and the accompanying base prospectus will be completed on or about October 20, 2015, subject to customary closing conditions.  At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the purchaser.  We will mail warrants directly to the investors at the respective addresses set forth in their securities purchase agreement with us.  The estimated offering expenses payable by us, excluding the placement agent fees and expenses, will be approximately $25,000, which includes legal and printing costs and various other fees associated with registering and listing the common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3,630,000.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches and representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Chardan Capital may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Chardan Capital would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by Chardan Capital acting as principal. Under these rules and regulations, Chardan Capital:

•

may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the placement agent and any selling group members may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, as amended, during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the placement agent of the offering, or by its affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s websites and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “BBLU.”

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The placement agent may arrange to sell common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Affiliations

The placement agent and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other financial services to us and our affiliates for which they have received, and in the future may receive, advisory or transaction fees, as applicable. We have not paid the placement agent any compensation in the 180 days prior to this offering, and we have no arrangements to pay any additional compensation to the placement agent at this time.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Davidoff Hutcher & Citron LLP. As of the date of this prospectus supplement, Davidoff Hutcher & Citron LLP owns 76,014 shares of common stock of the Company.  Ellenoff Grossman & Schole LLP is representing the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Blue Earth, Inc. have been incorporated by reference herein in reliance upon the report of HJ & Associates, LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that HJ & Associates, LLC audits and reports on consolidated financial statements of Blue Earth, Inc. at future dates and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their reports and said authority.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act.  We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at www.sec.gov, as well as you can also view our public filings on our website at www.blueearthinc.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•

incorporated documents are considered part of this prospectus;

•

we are disclosing important information to you by referring you to those documents; and

•

information that we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

a)

Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 16, 2015.

b)

Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2014, filed on April 22, 2015.

c)

Amendment No. 2 to Annual Report on Form 10-K for the year ended December 31, 2014, filed on October 6, 2015.

d)

Quarterly Report on Form 10-Q for the Quarterly period ended March 31, 2015, filed on May 11, 2015 and amended on October 14, 2015.

e)

Quarterly Report on Form 10-Q for the Quarterly period ended June 30, 2015, filed on August 17, 2015 and amended on October 15, 2015.

f)

Definitive Proxy Statement filed on May 29, 2015.

g)

Current Reports on Form 8-K and amendments thereto filed on March 17, 2015, March 23, 2015, April 1, 2015, April 2, 2015, May 12, 2015, May 20, 2015, June 2, 2015, June 30, 2015, July 21, 2015, August 17, 2015, September 2, 2015, September 4, 2015, September 8, 2015, September 14, 2015, September 18, 2015, October 5, 2015, October 16, 2015 and October 19, 2015.

h)

(f) Description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A, declared effective on April 25, 2012 (including any amendment or report filed with the SEC for the purpose of updating such description).  The description of securities contained in the Registrant’s Registration Statement (f/k/a Cherry Tankers, Inc.), on Form SB-2, as amended, originally filed with the Securities and Exchange Commission on December 26, 2007 and declared effective on January 10, 2008) (File No. 333-148346); Registrant’s Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 declared effective on March 5, 2009; Current Report on Form 8-K filed on October 29, 2010, Form 8-K/A filed on September 29, 2011, and Amendment No. 1 to Form 8-K for July 3, 2013 filed on January 9, 2014, are incorporated herein by reference.

We are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205

Henderson, Nevada 89052

(702) 263-1808

You can also find these filings on our website at www.blueearthinc.com. We are not incorporating the information on our website other than these filings into this prospectus.

PROSPECTUS

$50,000,000

BLUE EARTH, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time offer and sell common stock, preferred stock, debt securities, warrants and units, having an aggregate offering price of up to $50,000,000 on terms to be determined at the time of sale. We may offer and sell these securities separately or together in any combination. We may offer and sell these securities to or through underwriters, directly to investors or through agents, on a continuous or delayed basis.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide one or more supplements to this prospectus that will provide the specific terms of the securities offered, and the names of any underwriters or agents and their respective compensation.  You should carefully read this prospectus, any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in our securities.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol "BBLU". The closing bid price of our common stock on the Nasdaq Capital Market on December 3, 2014 was $1.01 per share.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement relating to the offered securities.

The date of this prospectus is December 3, 2014.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Blue Earth, Inc. or any such person. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Blue Earth, Inc. since the date hereof. This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC"), using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, as the case may be, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements we may authorize to be delivered to you, includes all material information relating to this offering.

An investment in our securities involves certain risks that should be carefully considered by prospective investors. See "Risk Factors."

You should read this prospectus and any prospectus supplement as well as additional information described under "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information" both on page 27.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in our reports filed with the SEC and incorporated herein by reference.  This summary may not contain all of the information that may be important to you. You should read our periodic reports, as well as our Registration Statement on Form S-1 (No. 333-189937) (the "S-1 Registration Statement").  In this prospectus, unless otherwise noted, the terms "the Company," "we," "us," and "our" refer to Blue Earth, Inc., and its subsidiaries, Blue Earth Tech, Inc., Blue Earth Solar, Inc. (f/k/a Xnergy), Blue Earth Energy Management Services, Inc. (f/k/a Castrovilla, Inc.), Blue Earth Generator, Inc. (f/k/a Blue Earth Energy Management, Inc.), Blue Earth Finance, Inc., Blue Earth Energy Partners, LLC, Ecolegacy Gas & Power, LLC, Blue Earth CHP, Inc. (f/k/a IPS Power Engineering, Inc.), Blue Earth Power Performance Solutions, Inc. (f/k/a Intelligent Power Inc.), Blue Earth Energy Power Solutions, LLC (f/k/a Millennium Power Solutions, LLC), Blue Earth Capital, Inc., as well as Genesis Fluid Solutions Holdings, Inc., our former name.

Company Overview

Blue Earth, Inc. and subsidiaries (the "Company") is a comprehensive provider of energy efficiency and alternative/renewable energy solutions for small and medium sized commercial facilities and industrial facilities. The Company also owns, manages and operates independent energy generation systems constructed in conjunction with these services.

The Company has expanded its comprehensive energy solutions offerings through strategic acquisitions of companies that have been providing energy solutions to an established customer base or have developed a proprietary technology that can be utilized by our customers to improve equipment reliability, reduce maintenance costs and provide a better overall operating environment. The acquired companies’ operational activities are being conducted through the following six business units: Blue Earth Solar; Blue Earth CHP; Blue Earth EMS; Blue Earth PPS, Blue Earth Capital and Blue Earth EPS. Blue Earth EMS, Blue Earth EPS and Blue Earth PPS are part of the Energy Efficiency and Technology operating segments.  Blue Earth Solar and Blue Earth CHP are part of the Construction operating segments. As energy sales come online from facilities owned and built by the Company’s Blue Earth Solar or Blue Earth CHP business units, a third operating segment will be introduced. The primary strategic objective for the respective business units is to provide services which establish and build brand awareness about the comprehensive energy efficiency and alternative/renewable solutions provided by the Company to its existing and future customers.

The Blue Earth Solar unit of the Company has built and owned a 500,000 watt solar powered facility on the Island of Oahu, Hawaii, which it recently sold. It has also built, operates and manages seven solar powered facilities in California and is designing and permitting numerous other projects. Our turnkey energy solutions enable our customers to reduce or stabilize their energy related expenditures and lessen the impact of their energy use on the environment. Our services offered include the development, engineering, construction, operation and periodic warranty maintenance and in certain cases, financing of small and medium scale alternative/renewable energy plants including solar photovoltaic (PV), Combined Heat and Power ("CHP") or on-site cogeneration and fuel cells.  Although the Company has a limited operating history and limited revenues in comparison to the size of the projects it has undertaken, as a result of the Company’s acquisitions, it is staffed with experienced CHP personnel.

The Blue Earth CHP unit builds, owns, operates and/or sells the energy plants or build them for the customer to own. As we continue to expand our core energy services business as an independent energy producer, we intend to sell the electricity, hot water, heat and cooling generated by the power plants that we own under long-term energy purchase agreements to utilities and long-term take or pay contracts to our industrial customers. The Company also intends to finance alternative and renewable energy projects through industry relationships. Blue Earth CHP recently added personnel and facilities enabling it to develop, construct and maintain back-up generators and cogeneration system in the New York metropolitan area.  It plans to grow the segment into other East Coast and Mid-West metropolitan markets.  This broadens Blue Earth CHP offerings to include co-generation systems and back-up generators for large commercial buildings in addition to the large industrial manufacturing facilities already served by BE CHP.

The Blue Earth EMS unit provides our customers with a variety of measures to improve the efficiency of their facilities’ energy consumption by designing, developing, engineering, installing, operating, maintaining and monitoring their major building systems, including refrigeration, lighting and heating, ventilation and air-conditioning. We offer our utility customers, energy efficiency programs, such as our proprietary Keep Your Cool™ refrigeration program, adopted by many utilities in California, targeted to their small and medium-sized commercial customers. Our utility based, rate-payer incentive programs, are designed to help commercial businesses use less energy through the upgrade of existing equipment with new, more efficient equipment that helps reduce demand for electricity, lower energy bills and also enable utilities to satisfy state-mandated energy reduction goals. In addition to designing and administering the utility program, we perform the technical audits, sell the program to the commercial customer and in most instances, provide the installation of the equipment.

Proprietary technologies owned by the Company are the PeakPower® System (Blue Earth PPS unit) and the UPStealth®System (Blue Earth EPS unit). The PeakPower® System is a patented demand response, cloud based technology, that allows remote, wireless monitoring of refrigeration units, lighting and heating, ventilation and air conditioning  with a potential market of thousands of facilities, such as super markets and food processing, restaurants and C-stores, drug and discount stores.  Revenues are expected to ramp up in 2015, as the Company is making some system changes before a commercial roll out in 2015. The technology enables the Company’s business unit, Blue Earth PPS, to provide energy monitoring and control solutions with real-time decision support to protect our customers’ assets by preventing costly equipment failures and food product losses. Our PeakPower® System also serves as a platform to enter into long-term services agreements that allow most types of refrigeration equipment failures to be predicted, thereby enabling preventive servicing based on need rather than periodic, unscheduled and costly service calls.

Management believes based on its knowledge of the industry, that the patent pending UPStealth® System is the only energy efficient, intelligent Nickel Zinc digital battery backup management system that was designed to power signalized traffic intersections during loss of utility power.  This system has been tested, approved and installed in several cities and municipalities throughout the United States.  The UPStealth® System is designed as an alternative to lead-acid battery backup systems, enabling the Company’s business unit, Blue Earth EPS, to provide its customers with an environmentally friendly product that is completely recyclable with no issues of hazardous out-gassing, corrosion, flammable or explosive characteristics.  The innovative UPStealth® battery backup management system can be formed in various configurations that allow the intelligent battery to bend around corners and fit into spaces that cannot be accessed by traditional battery backup systems. Compared to lead-acid battery backup systems, the total cost of ownership for the UPStealth® is typically less, requires less maintenance, performs several years longer, and eliminates costly hazardous disposal issues. We also offer a finance program, which allows cities and municipalities to replace existing systems without capital expenditures.

There are several other market verticals where we believe both of our proprietary technologies can be applied, separately, or in combination, as a viable, cost effective solution. Examples include: back-up energy storage systems for data centers, oil and natural gas wells, remote cell towers, risk management services, and demand response systems to decrease energy usage during peak load pricing periods charged by utilities.

Corporate Strategy

Our strategic objective is to provide our customers with turnkey energy solutions and help them identify and maintain low cost or even no cost savings opportunities to reduce or stabilize their energy related expenditures and lessen the impact of their energy use on the environment.

Key components to our corporate strategy include the following:

Our primary focus in the near term is expected to be organic growth within our combined heat and power (CHP), solar engineering, procurement, and construction (EPC), energy efficiency (EE)/technology business units; although we continue to evaluate and consider strategic acquisition opportunities. Our organic growth focus in each of these areas is summarized as follows.

1)

CHP or Cogeneration:  Our business model is to construct and own, on a customer’s site under a long term lease, CHP or cogeneration systems, selling the thermal power to the customer and the electricity to the customer and the utility grid under long term power purchase agreements (PPAs). We have targeted large companies within the food-processing sector.  The Company is currently building a power plant which we are designing, building, owning and operating for JBS Food Canada, (JBS) a wholly-owned subsidiary of JBS USA Holdings Inc., a large U.S. and international protein provider.  The power plant is built on land leased from the host and the thermal and electric power is to be sold to the host under long term PPA’s with electricity sold to the local utility in certain cases.  On August 28, 2014, the Company announced it had signed an energy purchase agreement and land lease agreement with JBS in Brooks, Alberta, Canada to design, build, finance, own and operate a $27 million cogeneration power facility which the Company expects to commence operations in 2015.  The PPA agreements with our customers will be on a take or pay basis at a guaranteed discount rate from what they currently pay to their local utility providers. To date, Blue Earth CHP has received limited revenue from engineering work done for its customers.

Effective December 1, 2014, Blue Earth, Inc. through its subsidiary, Sumter Heat & Power, LLC, a Nevada limited liability company, entered into an energy purchase agreement and land lease to engineer, design, build, finance, construct, own and operate a co-generation power plant to be located at Pilgrim’s Pride Corporation’s ("Pilgrim’s Pride") facility in Sumter, South Carolina.  Pilgrim’s Pride agreed to purchase thermal energy from this Combined Heat & Power (CHP) facility.  Pilgrim’s Pride is a subsidiary of JBS Holdings Inc., and is one of the largest chicken producing companies in the world. This is Blue Earth’s initial energy plant to be completed and was scheduled to be in operation by September 30, 2014, as the modular generator was delivered in August. However, completion of the power plant was delayed due to the unexpected delay in delivery of two important pieces of equipment.

Blue Earth’s, Sumter, South Carolina, co-generation energy facility will utilize methane made from Pilgrim’s Pride’s digester for useful purposes such as hot water, electricity generation, as well as useable gas that can be used in the plant boilers. Insulated hot water storage tanks will also be part of the project to upgrade the current thermal system. Currently the methane is flared off into the environment. This system supports the sustainability efforts of Pilgrim’s Pride. All electrical energy generated by the co-generation facility will be sold to Duke Energy under a power purchase agreement.

The Company raised equity to build its first power plants through an aggregate of approximately $24 million warrant exercise from June 2013 to September 2014.  In December 2013, and the first quarter of 2014, the Company ordered generators, costing approximately $7.8 million for  several power plants for which the total cost is expected to be approximately $32 million.  The Company is making the equipment installment payments and construction costs from cash on hand, while selecting among several project debt financing options.  The Company will install, own and operate the system at Alberta, Canada and Sumter, South Carolina selling thermal and electric power to the customer and the local utility under ten year power purchase agreements with provisions for ten year extensions.  The units are modular, so construction is primarily assembly that is expected to be completed with power revenues from the Alberta, Canada and Sumter, South Carolina plants commencing in 2015.  The Company employs large engineering companies for selected engineering and procurement activities as budgeted and planned. The EPC contractor for Alberta is DCO Energy, as described below, and the EPC contractor for Sumter is Stellar Energy.

The purpose of the Company’s acquisition of IPS Engineering Inc. (IPS) and Global Renewable Energy Group Inc. (GREG) now known as Blue Earth CHP, was to acquire the plans and development of the above described CHP projects and the relationship with the customer.  As a result of this acquisition, the percentage of the Company’s total assets represented by construction in progress assets of $46,290,402 at December 31, 2013, was approximately 54%.  The Company recognized revenues of $11,444 and a net loss of $319,931 for the year ended December 31, 2013 from IPS and GREG.

2)

Solar EPC: Our initial strategy was to joint venture with under-financed solar developers in order to gain EPC gross margins that exceed the 8- 12% common within the industry.  However, the new solar management team installed by the company starting in February 2014, based on their experience has shifted the Company’s focus to larger utility scale projects.  The Company has constructed seven (7) solar projects in California, and is designing and permitting numerous other projects, including 24 solar projects in Hawaii, which are the subject of current litigation.  See our Form 10-Q for the quarter ended June 30, 2014 - Part II, Item 1 "Legal Proceedings." On July 2, 2014 Lenape II Solar LLC, a Nevada limited liability company and wholly owned subsidiary of BE Solar (the "Lenape II Sub") entered into a definitive asset purchase agreement with New Generation Power LLC ("NGP") to acquire the Lenape II solar project in Indianapolis, Indiana.  On November 3, 2014, the Lenape II Sub entered into a Lease Agreement for the purpose of constructing and operating a solar photovoltaic array and associated solar equipment at the property located in Indianapolis.  BE Solar is in the final stages of negotiation for the sale of all the Membership Interests of the Lenape II Sub. Under the proposed transaction, BE Solar will act as the EPC for the project and has completed final permitting and land use agreements in anticipation of the closing.

Historically, the Company’s pipeline for acquisition was large and generally not realized for various reasons, including site control, permitting, engineering, interconnect, and an inability to obtain project financing.  However, the Company’s new solar management team has significant experience in converting pipeline into backlog and completing projects and is focused on completing several projects in Hawaii, commencing construction on the $12M Lenape project in Indiana and acquiring and developing utility scale projects, primarily in Mexico.  From the September 26, 2011 acquisition of Blue Earth Solar through December 31, 2013, the Company recognized total revenues of approximately $14,678,092 from Blue Earth Solar.

3)

EE/Technology: Our historical EE business has focused on installing lighting, refrigeration and HVAC equipment for our customers which, based on Management’s knowledge of the industry, we believe can reduce our customer’s costs by 25-60%.  We based our projected savings on our having provided energy efficiency services to approximately 11,000 small to medium sized commercial customers. The Company has verified these savings through its monitoring of customer electricity bills and by using energy monitoring equipment that measures energy consumption between the old equipment and the new more effective energy efficient equipment.  We anticipate cross-selling to our larger CHP food processor customers. Our two recent technology acquisitions provide us proprietary intelligent battery technology and low cost, cloud based energy management systems that Management expects will give us a competitive edge with our commercial customers. The technology will be added to our proprietary Keep Your Cool™ utility program that has been accepted by many West Coast utilities, which is expected to facilitate the roll out of our utility program across the United States.

Expand Scope of Product and Service Offerings.  We plan to continue to expand our offerings by including new types of energy efficiency services, products and improvements to existing products based on technological advances in energy savings strategies, equipment and materials. Through the acquisitions of Intelligent Power Inc. and Millennium Power Solutions, LLC we significantly expanded our offerings of proprietary energy management and energy power solutions, which have enhanced our capabilities to offer our customers comprehensive energy savings solutions.

Meet Market Demand for Cost-Effective, Environmentally-Friendly Solutions.  Through our energy efficiency measures and products, we enable customers to conserve energy and reduce emissions of carbon dioxide and other pollutants. We plan to continue to focus on providing sustainable energy solutions that will address the growing demand for products and services that create environmental benefits for customers.

Increase Recurring Revenue. We intend to continue to seek opportunities to increase our sources of recurring revenue as we continue to expand our core energy services business to become an independent power producer, or IPP, by selling the electricity, hot water, heat and cooling generated by on-site power plants that we build and own under long term power purchase agreements, or PPA’s.

Utility Programs. We intend to offer utilities energy efficiency programs such as our Keep Your Cool™ refrigeration program and broaden our utility program offerings to their small and medium-sized commercial and industrial customers.

Strategic Acquisitions. We will continue to identify and acquire energy management companies and technologies that will enable us to expand our capabilities in our alternative/renewable energy and energy efficiency products and services offerings.

The Company has recognized revenues of $9,472,968, $10,305,736, $8,466,965 and $4,914,118 for the nine months ended September 30, 2014 and the years ended December 31, 2013, 2012 and 2011, respectively, with net losses of $(18,240,777), $(25,473,394), $(9,607,134) and $(14,018,986), respectively.  As of September 30, 2014, the Company had an accumulated deficit of $(82,472,152).

Our executive offices are located at 2298 Horizon Ridge Parkway, Suite 205, Henderson, NV 89052.  Our telephone number is (702) 263-1808.

Recent Developments

BLUE EARTH ANNOUNCES INITIAL CHP ENERGY PLANT IN SUMTER, SOUTH CAROLINA WITH EXPECTED COMPLETION IN FIRST QUARTER 2015

Effective December 1, 2014, Blue Earth, Inc. through its subsidiary, Sumter Heat & Power, LLC, a Nevada limited liability company, entered into an energy purchase agreement and land lease to engineer, design, build, finance, construct, own and operate a co-generation power plant to be located at Pilgrim’s Pride Corporation’s ("Pilgrim’s Pride") facility in Sumter, South Carolina.  Pilgrim’s Pride agreed to purchase thermal energy from this Combined Heat & Power (CHP) facility.  Pilgrim’s Pride is a subsidiary of JBS Holdings Inc., and is one of the largest chicken producing companies in the world. This is Blue Earth’s initial energy plant to be completed and was scheduled to be in operation by September 30, 2014, as the modular generator was delivered in August. However, completion of the power plant was delayed due to the unexpected delay in delivery of two important pieces of equipment.

Blue Earth’s, Sumter, South Carolina, co-generation energy facility will utilize methane made from Pilgrim’s Pride’s digester for useful purposes such as hot water, electricity generation, as well as useable gas that can be used in the plant boilers. Insulated hot water storage tanks will also be part of the project to upgrade the current thermal system. Currently the methane is flared off into the environment. This system supports the sustainability efforts of Pilgrim’s Pride. All electrical energy generated by the co-generation facility will be sold to Duke Energy under a power purchase agreement.

BLUE EARTH COMPLETES $10 MILLION PRIVATE PLACEMENT

On November 25, 2014, Blue Earth completed the sale of $10 million of restricted Common Stock at $1.00 per share to Jackson Investment Group, LLC, an existing greater than 5% shareholder.  The proceeds from the offering will be used to fund capital expenditures and other expenses in connection with the Company’s CHP and solar projects and the balance for working capital purposes.

BLUE EARTH AND POWERGENIX ENTER MULTI-YEAR JOINT PRODUCT DEVELOPMENT AND INTERNATIONAL MASTER AGENT AGREEMENTS

Blue Earth entered into an International Master Agent Agreement with PowerGenix Systems, Inc. ("PowerGenix"), a leading developer of high performance low-cost Nickel-Zinc ("NiZn") batteries for automotive, industrial and uninterruptable power supply ("UPS") systems.  The multi-year joint product development and international master agent agreements will adapt Blue Earth’s proprietary, intelligent UPS traffic systems for use in, worldwide multiple market verticals, including digital data storage and serve operations, grid storage, critical transportation operations, city infrastructure and emergency UPS markets.  PowerGenix’s patented NiZn battery technology is inherently a high power, high rate capable chemistry that is also ideally suited for grid applications such as frequency and voltage modulation, peak sharing, and Transportation & Distribution (T&D) deferral.  The batteries use an inflammable aqueous electrolyte, making them extremely safe and abuse tolerant across a wide temperature range.  PowerGenix, headquartered in San Diego, California also has a technology development and product engineering facility in Shenzhen, China that oversees its supply and raw material quality control, and provides direct support to its Asian customers.  PowerGenix NiZn batteries have been certified by China National Labs and PowerGenix is working with several major automotive OEMs and Tier1 suppliers worldwide on the Stop-Start and Micro-Hybrid markets, including Peugeot and Hella.

BLUE EARTH CLOSES ON PURCHASE OF EQUITY POSITION IN POWERGENIX WITH $10 MILLION DOLLAR INVESTMENT

On October 27, 2014, the Company entered into reciprocal stock purchase agreements to acquire an approximate 24.4% beneficial ownership in PowerGenix.  The purchase price was $10 million payable through a combination of cash ($2 million) and Blue Earth restricted common shares (3,729,604) valued at $2.145 per share, or an aggregate of $8 million. The restricted shares are subject to a lock-up/leak-out agreement.  Reciprocal equity ownership is designed to fund PowerGenix and maximize the working relationship between the two companies.  Under the terms of the purchase agreement, Johnny R. Thomas, CEO of Blue Earth, was elected to the Board of Directors of PowerGenix.  For as long as Blue Earth has the right to elect a member of the Board of directors, it is also entitled to designate a representative to attend PowerGenix board of Directors meetings in a non-voting observer capacity.  Details of the reciprocal stock purchase agreements are described in the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2014.

Blue Earth has been granted exclusive marketing rights to use the proprietary PowerGenix Nickel-Zinc ("NiZn") batteries to produce intelligent digital NiZn storage systems using Blue Earth’s proprietary intellectual property for a number of potentially multi-billion dollar market verticals including: Stationary UPS Systems in the Data Center, Military, Telecom, Utility, Renewable Energy, Motor Start-Up, Frequency Regulation, Peak Shaving/Shifting and Demand Shifting market segments. The marketing rights are global for most market verticals.  PowerGenix granted an exclusive worldwide royalty-free license to Blue Earth to PowerGenix Intellectual Property, which may be necessary or useful in order for Blue Earth to develop, manufacture, market and sell Blue Earth Smart Battery Products that include Standard Batteries sold to Blue Earth and/or any third party if PowerGenix is unable to supply sufficient quantities of Standard Batteries to Blue Earth.  The license is for six (6) years commencing with the initial commercialization of Smart Batteries or any other product under the Marketing Agreement.  To maintain exclusivity, blue Earth shall be required to make minimum purchases of PowerGenix Standard Batteries for each Blue Earth market vertical for a period of three (3) years, commencing upon the later of September 15, 2015, or the date that commercial products for each Blue Earth Market Vertical are certified by Blue Earth and PowerGenix.  The agreement contains customary provisions which enable Blue Earth to have certain access to PowerGenix intellectual property as needed to continue to manufacture, develop and market Blue Earth Smart Battery Products in the event PowerGenix is unable to do so.

PowerGenix owns over 100 patents on NiZn chemistry, of which approximately fifty percent have been issued. This strategic relationship allows Blue Earth to combine our intellectual property with their intellectual property to create disruptive products.  PowerGenix’s patented NiZn battery technology is inherently a high power, high rate capable chemistry that is also ideally suited for grid applications such as frequency and voltage modulation, peak shaving, and Transportation & Distribution (T&D) deferral. The batteries use an inflammable aqueous electrolyte, making them extremely safe and abuse tolerant across a wide temperature range.

BLUE EARTH AND DCO ENERGY,LLC TO BUILD $17.4 MILLION CENTRAL ENERGY CENTER FOR A NEW HOTEL AND CASINO IN LAS VEGAS NEVADA

The Company and DCO Energy, LLC ("DCO") will form a limited liability company ("LLC") that will design and build a $17.4M Central Energy Center that will provide critical energy and thermal needs for a new hotel and casino ("Resort") in Las Vegas, NV.  The LLC will design, build and operate the project.  The LLC is expected to receive long term recurring revenues through an Energy Sales Agreement with the Resort.  The utility contract associated with the Central Energy Center will generate annuity income over the twenty-five (25)-year term of the agreement.  The Central Energy Center is expected to provide utilities to the Resort at significantly lower prices than traditional utility procurement methods.  The new $115mm boutique Resort will be ideally located in close proximity to the famous Las Vegas Strip.  The Resort will provide a truly differentiated Hotel and Gaming experience along with first-class dining provisions.  With 206 luxury guest rooms and dramatic architecture, this exciting resort marks the return of development in Las Vegas, as it will be the first ground up casino development to be completed in Las Vegas in nearly six years.

BLUE EARTH SELECTS DCO ENERGY, LLC AS EPC CONTRACTOR FOR THE ALBERTA CO-GENERATION ENERGY PLANT

DCO Energy, LLC (DCO), was selected to help procure and construct the Company owned Alberta, Canada co-generation energy plant.  Blue Earth’s strategy and budgets for co-generation have always included partnering with an experienced engineering, procurement and construction (EPC) partner to insure that projects are built on time and to the highest professional standards. An experienced EPC partner is expected to insure the realization of a long-term recurring revenue stream from our Company project.

BLUE EARTH APPOINTS ALAN P. KRUSI TO BOARD OF DIRECTORS

Alan P. Krusi has been appointed to the Board of Directors effective August 26, 2014. Mr. Krusi brings to his position over three decades of management experience in the engineering and construction industries. His experience as former CEO of RealEnergy Inc., an alternative energy start-up, which developed and provided Combined Heat and Power (Distributed Generation) services to commercial real estate customers in California, New York and New Jersey is expected to be of great benefit as the Company becomes a significant owner of distributed generation power plants and for our energy efficiency business and the roll out of our new battery and energy management control technologies.

Since March 2008, Mr. Krusi has been a director of Comfort Systems USA (NYSE:FIX) a leading provider of commercial and industrial heating, ventilation and air conditioning (HVAC) and building automation services, with more than 85 locations nationwide.

Mr. Krusi has been President, Strategic Development of AECOM Technology Corporation (NYSE:ACM), a global provider of professional technical and management support services, since October 2011, and served as Executive Vice President for Corporate Development from August 2008 until October 2011. In these capacities, Mr. Krusi oversaw AECOM’s M&A program, among other duties. From 2003 until 2008 Mr. Krusi served as President of Earth Tech, Inc., an engineering, consulting, and construction services firm owned by Tyco International, which had strong expertise in the design and construction of water treatment facilities world-wide. From 2002 to 2003, Mr. Krusi served as CEO of RealEnergy, Inc. Prior to RealEnergy, and over a period of twenty-five years, Mr. Krusi held a number of technical and management positions within the engineering and construction industries.

Our website address is www.blueearthinc.com.  The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive technical reference only.

BLUE EARTH ANNOUNCES SHAREHOLDERS EXERCISE - $6 MILLION OF CLASS A WARRANTS

The Company announced on September 2, 2014, that Shareholders have exercised approximately 2 million Class A warrants at $3.00 per share. Accordingly, all of the Company’s outstanding Class A warrants have either been exercised or have expired as of August 29, 2014.

BLUE EARTH LAUNCHES BLUE EARTH GENERATOR, INC. TO PROVIDE GENERATOR SERVICES AND EXPAND ITS CHP CAPABILITIES IN THE NYC METROPOLITAN, NORTHEAST AND MIDWEST REGIONS

On September 29, 2014, the Company announced the successful launch of Blue Earth Generator, Inc. ("BE Generator").  This division will develop, construct and maintain backup generators and cogeneration systems in the New York metropolitan area.  The division plans to expand into other East Coast and Midwest metropolitan markets.  In addition to the large industrial manufacturing facilities serviced by BE CHP, BE Generator will provide cogeneration systems and backup generators for large commercial buildings.

BE Generator’s certified technicians have over 150 years of combined experience servicing Caterpillar and most other major equipment providers’ power generation systems.  BE Generator’s factory-trained technicians are certified and experienced in standby/prime power generator and cogeneration installations.  They also service switchgear, hear recovery equipment, system controls and other balance-of-plant systems.  The technicians provide preventative services/emergency maintenance, emission testing, fuel oil tank cleaning, loan bank testing, plant control balancing and general management services.  Following NFPA 110 guidelines, Blue Earth technicians perform comprehensive inspections of emergency power supply systems.  BE Generator also provides major overhauls to restore engines/CHP plants to original design specifications, with OEM approved parts, to ensure maximum plant performance.

BLUE EARTH TO VIGOROUSLY DEFEND CLASS ACTION BASED ON SEEKING ALPHA ARTICLE

On October 24, 2014 a purported class action lawsuit, captioned "Jordan Cianci, individually and on behalf of all others similarly situated v. Blue Earth, Inc., Johnny R. Thomas [an executive officer], Brett Woodard [an executive officer] and John Francis [a non-executive officer]", was filed in United States District Court Central District of California (Case No. 2:14-cv-08263) against Blue Earth, Inc. (the "Company") and the aforementioned officers of the Company.  The complaint is based, in large part, on the allegations contained in an anonymous article posted on October 21, 2014 on the website "SeekingAlpha.com".  The Company has previously responded to the "SeekingAlpha" allegations in a press release dated October 21, 2014 and refuted the veracity of the claims made in the article.  The Company believes the claims contained in the complaint are without merit and will vigorously defend this matter.

BLUE EARTH TO VIGOROUSLY DEFEND PURPORTED COMPLAINT OF TERMINATED CONSULTANT

Broadway Family Group LLC, a terminated consultant to Blue Earth, has commenced a civil action in the District Court, Clark County, Nevada.  The consultant alleges that the consulting agreement with the Company was terminated without cause as alleged by the Company and that its 1,200,000 warrants to purchase common stock at $1.18 per share became fully vested.  The Company believes the claims in the complaint are without merit and will vigorously defend this matter.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading "Risk Factors" beginning on page 25 in our Annual Report on Form 10-K for the year ended December 31, 2013, and on page 8 in our Prospectus dated May 14, 2014 included in our S-1 Registration Statement on file with the SEC, as well as the Risk Factor set forth below. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

We face risks associated with a purported securities class action lawsuit, which if successful, could have a material adverse effect on our results of operations and could harm our reputation.

On October 24, 2014, a purported class action lawsuit, Jordan Cianci v. Blue Earth, et. al., which purported to allege federal securities law claims against the Company and certain of its officers, was filed in the United States District Court for the Central District of California by the Rosen Law Firm.   The plaintiff seeks unspecified damages on behalf of a purported claims of purchase of our common stock between October 7, 2013 and October 21, 2014, the date of publication of the aforementioned Seeking Alpha articles .  Whether or not the litigation is successful, this type of litigation is often expensive and diverts management’s attention and resources, which could adversely affect the operation of our business.  Any adverse decision in this action, requiring us to pay substantial damages to the plaintiffs could result in a material adverse effect on our results of operations and could harm our reputation. We believe this lawsuit is without merit and will vigorously defend this matter.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, that we include in this prospectus, any prospectus supplement, and in the documents we incorporate by reference in this prospectus, may be deemed forward-looking statements for purposes of the Securities Act and the Securities Exchange Act, including, in particular, the statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, operating results and business.

We use the words "anticipate," "believe," "estimate," "target," "expect," "intend," "may," "plan," "project," "will," "could," "would," "should," "anticipate," "feel," "confident," "predict," "forecast," "potential," and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus.  In particular, you should review the risks described under the heading "Risk Factors" and the statements under and the heading "Special Note Regarding Forward-Looking Statements" in our annual report on Form 10-K for the year ended December 31, 2013 and in the Prospectus dated May 14, 2014 included in our S-1 Registration Statement, which are incorporated herein by reference in their entirety, and any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, and any document incorporated by reference. We caution you that we do not undertake any obligation to update forward-looking statements made by us.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including funding the construction of power plants, repayment of debt, working capital and general corporate purposes. Although we have no present plans or intentions, we may use a portion of the net proceeds to acquire or invest in complementary businesses. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of the net proceeds, we may use the net proceeds to reduce amounts outstanding under our revolving credit facility or to invest in investment-grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or a ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•

common stock;

•

preferred stock;

•

debt securities;

•

warrants or any other derivative securities to purchase any of the securities listed above; and

•

units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as "securities." The total dollar amount of all securities that we may sell will not exceed $50,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF SECURITIES

TO BE REGISTERED

Authorized and Outstanding Capital Stock

The following description of our capital stock and provisions of our articles of incorporation and by-laws are summaries and are qualified by reference to our articles of incorporation and by-laws. Copies of these documents have been filed with the SEC as exhibits to our Reports and registration statements, and should be reviewed, as well as Nevada General Corporation Law.

We have authorized 525,000,000 shares of capital stock, par value $0.001 per share, of which 500,000,000 are shares of common stock and 25,000,000 are shares of "blank check" preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future. As of December 1, 2014, 93,293,454 shares of Common Stock were issued and outstanding held by approximatly 165 shareholders of record and approximately 1,300 beneficial owners of our shares of Common Stock.

Preferred Stock

Our board of directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

On September 29, 2011, the Company filed a Certificate of Designation and Preferences with the Secretary of State of Nevada to authorize the issuance of up to 300,000 shares of Series A Convertible Preferred Stock, $10.00 face value, $.001 par value per share ("Series A Preferred Stock"). The Series A Preferred Stock was offered in a private placement (the "Preferred Stock Offering") of Units each consisting of one share of Series A Preferred Stock at $10.00 per share and warrants to purchase one share of Common Stock for each two shares of Common Stock issuable upon conversion of Preferred Stock. An aggregate of 297,067 shares of Series A Preferred Stock were issued and outstanding convertible into 2,970,670 shares of Common Stock.  As of the date of this Prospectus all shares of Series A Preferred Stock were converted into shares of Common Stock.  The Series A Preferred Stock paid dividends at 8% per annum if paid in cash, or 12% if paid in Common Stock, all of which were paid in Common Stock. In the event of a conversion prior to the payment of the first year of dividends, the Company paid the holder such dividends equal to what the holder was to receive for the first full year from the date of issuance. Each share of Series A Preferred Stock was convertible at a rate of ten (10) shares of Common Stock, or $1.00 per share. Each share not previously converted by the holder was automatically converted by the Company at $1.00 per share (unless adjusted) upon the first to occur: (i) the fourth anniversary date of the issuance of the Series A Preferred Stock, or (ii) the closing price of the Common Stock trades at least $2.25 per share for 60 consecutive calendar days which occurred. The Series A Preferred Stock carried a $10.00 per share liquidation preference plus unpaid dividends, and voted on an as converted basis with the Common Stock.

On April 2, 2012, the Company filed a Certificate of Designation and Preference to authorize the issuance of up to 300,000 Shares of Series B Convertible Preferred Stock, $10.00 face value, $.001 par value per share ("Series B Preferred Stock"). The Series B Preferred Stock was virtually identical to the Series A Preferred Stock except it was automatically converted by the Company at $1.00 per share when the closing price of the Company’s Common Stock traded at least $2.20 (rather than $2.25) per share for 60 consecutive calendar days.  An aggregate of 283,052 shares of Series B Preferred Stock were sold.  As of the date of this Prospectus, all shares of Series B Preferred Stock were converted into shares of Common Stock.

On April 2, 2013, the Company filed a Certificate of Designation and Preference to authorize the issuance of up to 500,000 Shares of Series C Convertible Preferred Stock, $10.00 face value, $.001 par value per share ("Series C Preferred Stock"), which was subsequently amended to increase the authorized shares of Series C Convertible Preferred Stock to 910,000.  The Series C Preferred Stock is virtually identical to the Series A and B Preferred Stock except it may be automatically converted by the Company at $1.00 per share if the closing price of the Company’s Common Stock trades at least $2.18 per share for 60 consecutive calendar days. As of July 3, 2013, an aggregate of 903,500 shares of Series C Preferred Stock were issued and outstanding convertible into 9,035,000 shares of Common Stock and no shares of Series C Preferred Stock were outstanding as of the date of this prospectus.

Thus, an aggregate of 25,000,000 shares of preferred stock have been authorized and are reserved and available for issuance.

Transfer Agent

Our transfer agent is Empire Stock Transfer, 1859 Whitney Mesa Drive, Henderson, NV 89014.

Indemnification of Directors and Officers

Section 718.7502 of the Nevada Revised Statutes ("NRS") provides, in general, that a corporation incorporated under the laws of the State of Nevada, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

Our Articles of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to maintain insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Anti-Takeover Effect of Nevada Law, Certain By-Law Provisions

Certain provisions of our Bylaws are intended to strengthen the board of directors’ position in the event of a hostile takeover attempt. These provisions have the following effects:

We are subject to the provisions of NRS 78.378 to 78.3793, inclusive, an anti-takeover law which applies to any acquisition of a controlling interest in an "issuing corporation." In general, such anti-takeover laws permit the articles of incorporation, bylaws or a resolution adopted by the directors of an "issuing corporation" (as defined in NRS 78.3788) to impose stricter requirements on the acquisition of a controlling interest in such corporation than the provisions of NRS 78.378 to 78.3793, inclusive, as well as permit the directors of an issuing corporation to take action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting plans, arrangements or other instruments that grant or deny rights, privileges, power or authority to holder(s) of certain percentages of ownership and/or voting power. Further, an "acquiring person" (and those acting in association) only obtains such voting rights in the control shares as are conferred by resolution of the stockholders at either a special meeting requested by the acquiring person, provided it delivers an offeror's statement pursuant to NRS 78.3789 and undertakes to pay the expenses thereof, or at the next special or annual meeting of stockholders. In addition, the anti-takeover law generally provides for (i) the redemption by the issuing corporation of not less than all of the "control shares" (as defined) in accordance with NRS 78.3792, if so provided in the articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest in an "issuing corporation", and (ii) dissenter's rights pursuant to NRS 92A.300 to 92A.500, inclusive, for stockholders that voted against authorizing voting rights for the control shares.

We are also subject to the provisions of NRS 78.411 to 78.444, inclusive, which generally prohibits a publicly held Nevada corporation from engaging in a "combination" with an "interested stockholder" (each as defined) that is the beneficial owner, directly or indirectly, of at least ten percent of the voting power of the outstanding voting shares of the corporation or is an affiliate or associate of the corporation that previously held such voting power within the past three years, for a period of three years after the date the person first became an "interested stockholder", subject to certain exceptions for authorized combinations, as provided therein.

In accordance with NRS 78.195, our articles of incorporation provide for the authority of the board of directors to issue shares of preferred stock in series by filing a certificate of designation to establish from time to time the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, subject to limitations prescribed by law.

We are also permitted to maintain insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Nevada Revised Statutes and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

DESCRIPTION OF DEBT SECURITIES

We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable debt securities. The debt securities will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the debt securities. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt ("senior debt securities"), our senior subordinated debt ("senior subordinated debt securities"), our subordinated debt ("subordinated debt securities") or our junior subordinated debt ("junior subordinated debt securities" and, together with the senior subordinated debt securities and the subordinated debt securities, the "subordinated securities"). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

We have summarized herein certain terms and provisions of the form of indenture (the "indenture"). The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The indenture is an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The prospectus supplement will describe the terms of any debt securities being offered, including:

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the title of the debt securities;

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the limit, if any, upon the aggregate principal amount or issue price of the debt securities of a series;

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ranking of the specific series of debt securities relative to other outstanding indebtedness, including any debt of any of our subsidiaries;

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the price or prices at which the debt securities will be issued;

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the designation, aggregate principal amount and authorized denominations of the series of debt securities;

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the issue date or dates of the series and the maturity date of the series;

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whether the securities will be issued at par or at a premium over or a discount from their face amount;

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the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;

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the right, if any, to extend interest payment periods and the duration of the extension;

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the interest payment dates and the record dates for the interest payments;

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any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

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the currency of denomination of the securities;

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the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;

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if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

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whether the debt securities will be issued in the form of global securities or certificates;

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the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

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the dates on which premium, if any, will be paid;

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any addition to or change in the "Events of Default" described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;

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our right, if any, to defer payment of interest and the maximum length of this deferral period; and

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other specific terms, including any additional events of default or covenants.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

The indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange price; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:

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either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our or our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the due performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

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immediately after giving effect to such transactions, no Event of Default described under the caption "Events of Default and Remedies" below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Events of Default and Remedies

When we use the term "Event of Default" in the indenture with respect to the debt securities of any series, we mean:

(1)

default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2)

default in paying principal, or premium, if any, on the debt securities when due;

(3)

default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4)

default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5)

certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(6)

any other Event of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

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evidence a successor to the trustee;

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cure ambiguities, defects or inconsistencies;

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provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under "- Merger, Consolidation or Sale of Assets";

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make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

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add guarantors or co-obligors with respect to the debt securities of any series;

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secure the debt securities of a series;

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establish the form or forms of debt securities of any series;

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add additional Events of Default with respect to the debt securities of any series;

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add additional provisions as may be expressly permitted by the Trust Indenture Act;

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maintain the qualification of the indenture under the Trust Indenture Act; or

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make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

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change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;

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reduce the principal amount, or extend the fixed maturity, of the debt securities;

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change the method of computing the amount of principal or any interest of any debt security;

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change or waive the redemption or repayment provisions of the debt securities;

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change the currency in which principal, any premium or interest is paid or the place of payment;

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reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

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impair the right to institute suit for the enforcement of any payment on the debt securities;

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waive a payment default with respect to the debt securities;

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reduce the interest rate or extend the time for payment of interest on the debt securities;

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adversely affect the ranking or priority of the debt securities of any series; or

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release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

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either:

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all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

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all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

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we have paid or caused to be paid all other sums then due and payable under the indenture; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series ("legal defeasance"). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

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the rights of holders of the debt securities to receive principal, interest and any premium when due;

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our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

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the rights, powers, trusts, duties and immunities of the trustee; and

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the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture ("covenant defeasance"). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under "Events of Default and Remedies," will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

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we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

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money in an amount; or

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U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

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a combination of money and U.S. government obligations (or equivalent government obligations, as applicable), in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

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in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

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in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

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no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

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the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

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the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

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if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;

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the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Form of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company ("DTC") will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of Nevada.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants and/or other derivative securities not otherwise provided for in this Prospectus, that we may offer, we will describe the particular terms of any series of warrants or other derivative securities in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants or other derivative securities offered under that prospectus supplement may differ from the terms described below. Specific agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we engage a warrant agent, each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $100,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Pacific Time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

The Company has the option, without further compensation to the holder other than the payment of the $.001 redemption price per warrant in connection with the exercise of warrants to provide for the redemption of warrants.  In such event:  (a) the Company can cause any or all of the warrants which are not properly exercised on or before the redemption date to be assigned to one or more third parties (each, a "Standby Purchaser"), effective immediately upon the redemption date, for the consideration equal to $.001 per non-exercised warrant payable to the Company, (b) each Standby Purchaser shall have the right to exercise the non-exercised warrants so assigned to such Standby Purchaser until the Redemption Date;  and (c) any Standby Purchaser would be deemed to be an underwriter within the meaning of the Securities Act and subject to the prospectus delivery requirements of the Securities Act. The Company may provide for it to pay FINRA member firms mutually agreed to (i) sales commissions for the exercise of any warrants, and/or (ii) a fee for the introduction of Standby Purchasers.  The Company may also pay a commitment fee directly to Standby Purchasers.  The Company does not have any agreements or understandings with any FINRA member firms to pay any compensation in connection with any possible redemption.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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the terms of the unit agreement governing the units;

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United States federal income tax considerations relevant to the units; and

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whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may offer and sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

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the name or names of any underwriters;

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the purchase price of the securities being offered and the proceeds we will receive from the sale;

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any over-allotment options pursuant to which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

We may engage in "at the market" offerings of our common stock, which are offerings into an existing trading market, at other than a fixed price, on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

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Stabilizing transactions - Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

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Over-allotments and syndicate covering transactions - Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

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Penalty bids - If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the securities on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

VALIDITY OF SECURITIES

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Davidoff Hutcher & Citron LLP, New York, New York, which law firm owns 76,014 shares of common stock of the Company.

EXPERTS

The financial statements as of and for the years ended December 31, 2013, 2012 and 2011 have been audited by HJ & Associates, LLC, an independent registered public accounting firm as set forth in their report and are included in reliance upon such report given as authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by us with the SEC are incorporated in this registration statement by reference.

(a) Annual Report on Form 10-K for the year ended December 31, 2013, first filed on March 3, 2014, as last amended on May 12, 2014.

(b) Quarterly Reports on Form 10-Q: for the period ended March 31, 2014, filed on May 16, 2014; for the period ended June 30, 2014, filed on August 14, 2014; and the period ended September 30, 2014, filed on November 14, 2014.

(c) Definitive Proxy Statement filed on June 13, 2014.

(d) Current Reports on Form 8-K and amendments thereto filed on February 6, 2014, April 10, 2014, April 14, 2014, May 13, 2014, July 23, 2014, August 5, 2014, August 15, 2014, August 26, 2014, August 26, 2014, August 28, 2014, September 11, 2014, October 28, 2014, October 31, 2014, November 26, 2014 and December 4, 2014.

(e) Description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A, declared effective on April 25, 2012 (including any amendment or report filed with the SEC for the purpose of updating such description).  The description of securities contained in the Registrant’s Registration Statement (f/k/a Cherry Tankers, Inc.), on Form SB-2, as amended, originally filed with the Securities and Exchange Commission on December 26, 2007 and declared effective on January 10, 2008) (File No. 333-148346); Registrant’s Post-Effective Amendment No. 1 to form SB-2 on Form S-1 declared effective on March 5, 2009; Current Report on Form 8-K filed on October 29, 2010, Form 8-K/A filed on September 29, 2011, and Amendment No. 1 to Form 8-K for July 3, 2013 filed on January 9, 2014, are incorporated herein by reference.

All reports and other documents that we file pursuant to Section 13(a) and 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this prospectus and to be a apart hereof from the date of filing of such reports and documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in such filings, at no cost, upon written or oral request made to:

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting John Francis, Vice President, Blue Earth, Inc., 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052; telephone (702) 263-1808.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the SEC in Washington, D.C.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 Fifth Street, N.E., Washington, D.C. 20549. Copies of filings can be obtained from the Public Reference Room maintained by the SEC by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a website that contains reports, proxy and informational statements and other information filed electronically with the SEC at http://www.sec.gov .

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting John Francis, Vice President, Blue Earth, Inc., 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052; telephone (702) 263-1808.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.